EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between (CompName) (the "Company" or "We/Our/Us") and (FullName)("You").

IN CONSIDERATION of...

(i)  your employment or continued employment by the Company,

(ii) the compensation and benefits to be provided to you by the Company,

(iii)the  confidential   business   information,   trade  secrets,   specialized
     knowledge, training, experience and customer relationships that you have or will acquire as a result of your employment with the Company,

(iv) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ...the Company and You agree as follows:

     1. Employment. We agree to employ You, and You accept such employment, in accordance with the terms and conditions of this Agreement.

     2. Duties and Responsibilities. You shall assist Us in developing commercial and custom software solutions and applications, with such titles and responsibilities as We may from time to time assign to You. You agree to devote your full time, attention, energy and skills to the business and good will of the Company and its affiliates and to perform all services and duties as may be assigned by the Company in a competent, conscientious and timely manner. You agree to comply with all Company policies, procedures and directives. You will not engage in any outside employment or business activities (except passive investments) without Our express written permission.

     3. Compensation and Benefits. You shall receive base compensation of $(Compensastion) per year, payable at the Company's normal payroll intervals and subject to withholdings for taxes and other normal payroll deductions. Your base compensation may be adjusted from time to time as approved by Us. In addition to base compensation, You shall be entitled to participate in such standard benefits as may be provided from time to time generally to other full time employees of the Company, including vacation, medical sick/personal leave, 401(k), Money Purchase Pension Plan and ESOP. Your participation in such benefits shall be governed by the normal requirements, terms and conditions of any applicable plans or policies, as may from time to time be amended, changed or terminated by the Company in its sole discretion.

     4. Term and  Termination.

     4.1 Term. This Agreement shall extend from December 17, 1998 through December 17, 2000 (hereinafter the "Term"). Any extension or renewal of this Agreement must be in writing signed by You and the Company.

     4.2 Termination. During the Term, this Agreement and Your employment hereunder may be terminated by either You or the Company at any time, with or without cause or notice.

     5. Special Pay.

     5.1 Stock Options. Pursuant to the Incentive Stock Option Agreement attached hereto as Exhibit "A", the Company will provide you with (Options) incentive stock options which shall vest on the one year anniversary of this Agreement provided you are still employed. The exercise price of the options shall be fair market value as determined by the Compensation Committee for the Company on the day granted.

     5.2 Severance and Special Pay. If, during the Term, the Company terminates Your employment pursuant to a reduction in workforce, the Company agrees to pay You special severance pay equal to $(SpecialPay)(less withholdings for taxes and other applicable deductions) payable in twelve equal monthly installments commencing on the last day of the month in which Your employment was terminated (as noted above), and that your stock options described in Subsection 5.1 above shall become immediately vested. This pay ("Special Pay") shall be instead of any severance pay You may be granted pursuant to Our typical severance pay plan. The Company will determine in its discretion whether the termination is a reduction in workforce. Generally, the Company will consider a termination to be a reduction in workforce if Your job is eliminated and You have not refused a transfer to another position commensurate with your skills and within fifty miles of your then current work location (i.e., ALX, CHY, MLB, COS, DEN, LAP, etc.). You will not be eligible for severance pay under this Agreement if (1) Your employment is terminated for any other reason, or (2) if You lose Your job as a result of a merger or acquisition or the sale of any or all of the assets of the Company but Your employment is continued or reinstated by the new organization.

     6. Restrictions on Competition.

     6.1 Noncompetition. During your employment with the Company and for a period of one year thereafter, commencing on the date of termination, whether such termination is voluntary or involuntary, with or without good cause shown, You agree that You will not, on Your own behalf or on behalf of any other person, business or entity:

          (a) directly or indirectly engage in any business that competes with the Company's products and services anywhere in the world,

          (b) sell or attempt to sell products or services of the same general character provided by the Company to or seek or obtain employment with any existing or prospective customer of the Company, regardless of location.

          (c) hire, solicit, induce or attempt to hire, solicit or induce away any employee/subcontractor or former employee/subcontractor of the Company. The previous restrictions are not intended to prevent you from working as an engineer with software companies. The restrictions in 6.1(a)/(b) are only intended to apply to any company that is a competitor or customer of the Company and only insofar as is necessary to protect Our legitimate business interests.

     6.2 Confidentiality. Except in connection with the performance of Your duties and responsibilities under this Agreement, You will not at anytime during or after Your employment with the Company use, disclose or furnish to any other person, business or entity any confidential information belonging to the Company. Such information includes, but is not limited to the Company's customer lists, customer contact persons, price lists, trade secrets, intellectual property, inventions, innovations, discoveries, designs, know-how, methods, software, and any other confidential information, knowledge or intelligence relating to the Company's markets, customers, products, pricing, procedures, strategies, formulas, plans, assets, liabilities, costs, revenues, profits, organization, employees and business in general.

     6.3 Inventions. You shall promptly disclose to the Company all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and technical or business innovations, whether or not such items are patentable or copyrightable, that You have made or conceived or may hereafter make or conceive, either solely or jointly with others during the period of Your employment with the Company that (a) relate to that business, work or investigations of the Company to which Your employment relates or as to which You may receive information due to Your employment, or (b) that result from or are suggested by any work that You may do for the Company, or (c) that are otherwise made through the use of the Company's time, facilities or materials. You hereby forever assign, and hereby agree to do all such acts and execute, acknowledge and deliver all such documents and provide other assistance, both during and subsequent to Your employment, as may be necessary to vest in the Company the entire right, title and interest in and to all said inventions and innovations, including all conceivable intellectual property rights and software and related documentation, derivative works, copyrights, trade marks, service marks, trade dress, patents, patent applications, know-how, discoveries, proprietary and confidential information. Any written work, such as computer software or "firm ware" and related documentation shall be considered a work made for hire and all right, title and interest shall vest solely in the Company.

     6.4 Injunctive Relief. You recognize that the foregoing provisions concerning noncompetition, confidentiality and inventions are reasonable and necessary for the protection of legitimate interests of the Company and that the Company will be irreparably harmed if these provisions are not specifically enforced. Accordingly, in addition to other remedies available at law and loss or termination of Special Pay, the foregoing provisions may be enforced by the Company by means of a temporary or permanent injunction, without prejudice to such damage rights as may exist.

     6.5 Survive Term. The provisions of this Section shall survive any termination or expiration of this Agreement.

     7. Dispute Resolution. If a legally cognizable dispute arises out of or relates to this Agreement or the breach, termination or validity thereof, or the compensation, promotion, demotion, discipline, discharge or terms and conditions of employment of the Employee, and if said dispute cannot be resolved through direct discussions, the parties agree to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes.

     8. Governing Law. This Agreement shall be governed by the law of the State of Florida.

     9. Severability. If any provision or part of any provision of this Agreement shall not be valid for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement.

     10. Company's Assignees and Successors. The Company has the right to assign this Agreement to its successors and assigns and any such successors and assigns shall be entitled to all of the Company's rights hereunder.

     11. Entire Agreement. This Agreement constitutes the sole and entire Agreement between You and the Company. All prior contracts, agreements, or promises of any kind relating to the employment relationship of the parties are hereby canceled and discharged and have no further effect whatsoever. Except as specifically provided herein, this Agreement can be modified only by a written agreement duly executed by both of us.

     12. No Restrictions. You certify that You have not entered into a non-compete agreement or any other agreement with any party which would in any way prohibit or restrict your performance under this Agreement.

     13. Plain Meaning. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not for or against the drafter.

     IN WITNESS WHEREOF, the parties have voluntarily and with knowledge of their rights executed this Agreement retroactively effective as of the 17th day of December, 1998.

WITNESS:                                    EMPLOYEE:

                                             Signature:/s/
--------------------------                             -------------------------
                                                       (FullName)
                                                        Employee #(EmployeeID)

                                             Date:
                                                  ------------------------------


WITNESS:                                   (CompName)

                                             Signature:/s/ B.R. "Bernie" Smedley
---------------------------                            -------------------------
                                                       B.R. "Bernie" Smedley
                                                       President